Consent of Independent Certified Public Accountants

         We have issued our report dated June 14, 2002 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Intermediate Series 57 as of April 30, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
August 26, 2002